Exhibit 4.1

Vision Opportunity Master Fund Ltd.
Vision Capital Advantage Fund L.P.
20 W 55th St., 5th Floor
New York, NY 10019

Dated as of November 29, 2010

Anthony M Servidio, CEO and Chairman
Juma Technology Corp.
David Giangano, President
Nectar Services Corp.
154 Toledo St.
Farmingdale, NY 11735

Re:
Juma Technology Corp. (the “Company”) and Nectar Services Corp. (“Nectar”) with Vision Opportunity Master Fund Ltd. and Vision Capital Advantage Fund L.P. (each, a “Holder”)-Extension of Maturity Dates under Notes

Dear Anthony:

This confirms our recent conversations:

Reference is made to those certain convertible notes described below (collectively, the “Notes”), which were issued by the Company and Nectar, as Maker, to the specified entity, as Holder. Capitalized terms used and not otherwise defined herein shall have the meanings set forth for such terms in applicable Note.

Note	Principal	Current Holder	Issue Date	The Current Maturity Date
Senior Secured 10% Convertible PromissoryReplacement Note	$463,122	Vision Opportunity Master Fund, Ltd.	11/29/2007	11/29/10
Senior Secured 10% Convertible Promissory Replacement Note	$136,878	Vision Capital Advantage Fund, LP	11/29/2007	11/29/10
Senior Secured 10% Convertible Promissory Note	$1,929,674	Vision Opportunity Master Fund, Ltd.	11/29/2007	11/29/10
Senior Secured 10% Convertible Promissory Note	$570,326	Vision Capital Advantage Fund, LP	11/29/2007	11/29/10
Senior Secured 10% Convertible Promissory Note	$1,119,211	Vision Opportunity Master Fund, Ltd.	3/7/2008	11/29/10
Senior Secured 10% Convertible Promissory Note	$330,789	Vision Capital Advantage Fund, LP	3/7/2008	11/29/10
Senior Secured 10% Convertible Promissory Note	$1,119,211	Vision Opportunity Master Fund, Ltd.	6/20/2008	11/29/10
Senior Secured 10% Convertible Promissory Note	$330,789	Vision Capital Advantage Fund, LP	6/20/2008	11/29/10
10% Convertible Bridge Note	$4,542,500	Vision Opportunity Master Fund, Ltd.	5/21/2009	11/29/10
10% Convertible Bridge Note	$1,036,280.53	Vision Capital Advantage Fund, LP	9/24/2009	11/29/10
10% Convertible Bridge Note	$500,000	Vision Opportunity Master Fund, Ltd.	12/23/2009	11/29/10
10% Convertible Bridge Note	$500,000	Vision Opportunity Master Fund, Ltd.	1/28/2010	11/29/10
10% Convertible Bridge Note	$500,000	Vision Opportunity Master Fund, Ltd.	2/25/2010	11/29/10
10% Convertible Bridge Note	$2,000,000	Vision Opportunity Master Fund, Ltd.	3/31/2010	11/29/10
10% Bridge Note	$500,000	Vision Opportunity Master Fund, Ltd.	6/25/2010	11/29/10
10% Bridge Note	$500,000	Vision Opportunity Master Fund, Ltd.	8/6/2010	11/29/10
10% Bridge Note	$500,000	Vision Opportunity Master Fund, Ltd.	9/29/2010	11/29/10
10% Bridge Note	$500,000	Vision Opportunity Master Fund, Ltd.	11/12/2010	11/29/10

For good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the Maker and Holder hereby extend the current Maturity Date of November 29, 2010 set forth in each of the above-referenced Notes. To this end, the last sentence of the second paragraph on the first page of each Note is hereby deleted and in lieu thereof the following sentence is hereby inserted:

“The outstanding principal balance and all accrued Interest (as defined herein) of this Note shall be due and payable on the fifth day after demand therefor (the “Maturity Date”) or at such earlier time as provided herein.”

[Signatures are on the following page]

Sincerely,

VISION OPPORTUNITY MASTER FUND, LTD.

By:
Name:
Title:

VISION CAPITAL ADVANTAGE FUND, L.P.
By: VCAF GP, LLC, its General Partner

By:
Name:
Title:

Read, consented and agreed to:

Juma Technology Corp.

By:
Name
Title:

Nectar Services Corp.

By:
Name:
Title: